Exhibit 107

Calculation of Filing Fee Tables

Form F-3
(Form Type)

Vale S.A.

Vale Overseas Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt	Debt Securities of Vale S.A.	—	—	—	—	—	—
	Debt	Debt Securities of Vale Overseas	—	—	—	—	—	—
	Other	Vale Guarantee of Vale Overseas Securities (2)	—	—	—	—	—	—
	Unallocated (Universal) Shelf	―	457(o)	(3)(4)	(5)	―	0.00011020	―
Carry Forward Securities
Carry Forward Securities	Unallocated (Universal) Shelf	―	415(a)(6)	US$4,000,000,000 (3)(4)	(5)	US$4,000,000,000 (3)	―	―	F-3	333-258466	August 4, 2021	US$440,800
―
	Total Offering Amounts							US$4,000,000,000
	Total Fees Previously Paid							―
	Total Fee Offsets							―
	Net Fee Due							US$0.00

(1)	Debt securities of Vale S.A and debt securities of Vale Overseas Limited, fully and unconditionally guaranteed by Vale S.A.
(2)	Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate fee for the Guarantees by Vale S.A. of Vale Overseas Limited Debt Securities is payable.
(3)	Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement will include US$4,000,000,000 in maximum aggregate offering price of unsold securities that were previously registered on the registration statement on Form F-3 (File Nos. 333-258466 and 333-258466-01), filed on August 4, 2021, as amended by Post-Effective Amendment No. 1 filed on April 12, 2023 (the “Prior Registration Statement’’), for which the registrants paid a registration fee of US$440,800. In accordance with SEC rules, the registrants may continue to use the Prior Registration Statement to offer and sell any unsold securities during the grace period afforded by Rule 415(a)(5). The filing fee paid with respect to the unsold securities in the Prior Registration Statement is being used to pay the filing fee in connection with the filing of this registration statement. If the registrants sell any securities pursuant to the Prior Registration Statement after the date hereof and prior to the date of effectiveness of this registration statement, the registrants will file a pre-effective amendment to this registration statement to update the amount of unsold securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6). Pursuant to Rule 415(a)(6), the offering of unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.
(4)	Including such indeterminate principal amount of debt securities as may be issued from time to time at indeterminate prices, not to exceed the Maximum Aggregate Offering Price. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional number of securities that may be issued from time to time to prevent dilution as a result of a distribution, split, combination, or similar transaction. Securities registered hereunder may be sold separately, or together with other securities registered hereunder. Includes consideration to be received by the registrants, if applicable, for registered securities that are issuable upon exercise, conversion, or exchange of other registered securities.
(5)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to item 2.A.iii.b under Instructions to the Calculation of Filing Fee Tables and Related Disclosure of Form F-3 under the Securities Act.

Table 2: Fee Offset Claims and Sources

N/A

Table 3: Combined Prospectuses

N/A